Russell Bedford

RBSM LLP
Accountants and Advisors
5 West 37th Street
9th Floor
New York, NY 10018
212.868.3669
212.868.3498/Fax

August 25, 2011

VIA EMAIL

Board of Directors
Brazil Gold Corp.
800 Bellevue Way, Suite 400
Bellevue, WA 98004

Gentlemen:

The purpose of this letter is to confirm the client-auditor relationship between Brazil Gold Corp. (Commission File Number 333-119566) and RBSM LLP has ceased.

Sincerely,

RBSM LLP

Rajesh Sharma

cc: Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, North East
Washington, D.C. 20549
(VIA FAX)